================================================================================
                                                                       Book ____


                          ============================

                           First Union Capital Markets
                          Furnishings & Textiles Group

                                 Presentation to

                              CONCORD FABRICS INC.

                          ============================

                                  May 19, 1999

                                 FIRST UNION(R)
                                            Capital Markets

================================================================================

================================================================================
TABLE OF CONTENTS                   Presentation to Concord Fabrics Inc.   pg. 1
================================================================================

SECTION

 ---------------------------------------
   I      Executive Summary
 ---------------------------------------

  II      Company Overview

 III      Preliminary Valuation Analysis

  IV      Preliminary Transaction Timing


                          ---------------------------
                          First Union Capital Markets

================================================================================
EXECUTIVE SUMMARY                   Presentation to Concord Fabrics Inc.   pg. 2
================================================================================

EXECUTIVE SUMMARY

o Bowles Hollowell Conner ("BHC") has been engaged by Concord Fabrics Inc. ("Concord" or the "Company") to work with Concord's senior managers in those managers' preliminary review of acquiring the Company's outstanding shares that they do not currently hold.

o Bowles Hollowell Conner has analyzed Concord Fabrics Inc.'s historical and management - prepared projected financial information.

o Concord's financial information was then applied to various standard valuation methodologies.

o We have listed preliminary timelines for various potential methods to initiate and execute a transaction.

o The comments and analysis provided in this presentation are confidential, preliminary, for discussion purposes only, and should not be shared with anyone.


                          ---------------------------
                          First Union Capital Markets

================================================================================
TABLE OF CONTENTS                   Presentation to Concord Fabrics Inc.   pg. 3
================================================================================

SECTION

   I      Executive Summary

 ---------------------------------------
  II      Company Overview
 ---------------------------------------

 III      Preliminary Valuation Analysis

  IV      Preliminary Transaction Timing


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.   pg. 4
================================================================================

STOCK PRICE HISTORY

DAILY FROM MAY 14, 1996 - MAY 14, 1999
Source: FactSet Research Systems Inc.

 [The following table was represented as a line chart in the printed material.]

CONCORD FABRICS INC CL A

CONCORD FABRICS INC CL B

6/12/96 - Announced de-emphasis on woven fabrics strategy

11/3/97 - Announced Fiscal Year Earnings

9/1/98 - Share buy back announcement

3/25/99 - Announced 2Q Earnings

                              [PLOT POINTS NEEDED]

o Concord is currently trading at $4.75 per share, a 55.3% discount to its 52-week high and a 15.0% premium to its 52-week low.

o Concord's stock price has declined 16.5% over the past three years and 50.7% over the past 52-week period.


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.   pg. 5
================================================================================

STOCK PRICE PERFORMANCE - TEXTILES COMPOSITE AND MARKET INDICES

  DAILY FROM MAY 14, 1998 - MAY 14, 1999
  Source: FactSet Research Systems Inc.

 [The following table was represented as a line chart in the printed material.]

    S&P 500 STOCK INDEX

    RUSSELL 2000 INDEX

    CONCORD FABRICS INC CL A

    COMPARABLE COMPANY INDEX

                              [PLOT POINTS NEEDED]

  Indexed prices are market cap. weighted.
  Peer Group includes: CFI, COE, DBG, FIT, GFD, GNL, JII, QFAB.


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.   pg. 6
================================================================================

DAILY VOLUME SUMMARY

                                     Class A
--------------------------------------------------------------------------------
-------------------------
Avg. Daily Volume = 2.447
-------------------------

                          (Daily Volume in Thousands)

                              [PLOT POINTS NEEDED]
--------------------------------------------------------------------------------

                                     Class B
--------------------------------------------------------------------------------
-------------------------
Avg. Daily Volume = 0.160
-------------------------

                          (Daily Volume in Thousands)

                              [PLOT POINTS NEEDED]
--------------------------------------------------------------------------------


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.   pg. 7
================================================================================

                                TRADING ANALYSIS

                             Class A Shares Traded
                          April 30, 1998 - May 3, 1999

 [The following table was represented as a bar chart in the printed material.]

                              [PLOT POINTS NEEDED]

                      -----------------------------------
                               Total Shares Traded
                      -----------------------------------
                      Less than $7.50             479,000
                      $7.50 - $9.00               134,600
                      Greater than $9.00           56,600
                      -----------------------------------


                             Class A Shares Traded
                           May 3, 1996 - May 3, 1999

 [The following table was represented as a bar chart in the printed material.]

                              [PLOT POINTS NEEDED]

                      -----------------------------------
                               Total Shares Traded
                      -----------------------------------
                      Less than $7.50           1,048,100
                      $7.50 - $9.00               535,500
                      Greater than $9.00          263,400
                      -----------------------------------


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.   pg. 8
================================================================================

HISTORICAL AND PROJECTED OPERATING PERFORMANCE

      [The following table was represented as a combination bar/line chart in the printed material.]

                                ($ in Millions)
                        (FY Ended and Ending August 31,)

                            Revenue                   EBITDA
                            -------                   ------
1994                        $197.8                    $13.1
1995                        $180.2                    $ 1.4
1996                        $146.6                    $ 5.3
1997                        $108.8                    $ 8.3
1998                        $101.3                    $ 7.9
1999(E)                     $ 87.8                    $ 6.4
2000(E)                     $ 89.0                    $ 6.6


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.   pg. 9
================================================================================

OWNERSHIP PROFILE

--------------------------------------------------------------------------------
              Total Shares Outstanding (Class A and B) = 3,615,077
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           Institutional Holders(1)
--------------------------------------------------------------------------------
                                                                     % of Shares
Institution                                      Shares Held         Outstanding
------------------------------------------       -----------         -----------
Fidelity Management                                  292,300              8.1%
Dimensional Fund Advisors Inc.                       218,000              6.0%
Franklin Resources Inc.                              148,800              4.1%
Rosenberg Institutional Equity                        62,000              1.7%
BZW Barclays                                          26,077              0.7%
Kennedy Capital Management                            25,800              0.7%
Brandywine Asset Management                           23,800              0.7%
Mellon Bank                                           13,900              0.4%
Northern Trust                                        10,800              0.3%
ANB Investment Management                             10,800              0.3%
Weiss Peck & Greer                                     1,000              0.0%

                                                 -----------         -----------
                                     Total           833,277             23.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  Insiders (2)
--------------------------------------------------------------------------------
                                                                     % of Shares
Insider                                               Shares Held    Outstanding
---------------------------------                     -----------    -----------

Alvin Weinstein                                         1,990,374        55.1%
David Weinstein                                           154,576         4.3%
Earl Kramer                                                44,400         1.2%
Fred Heller                                                 4,500         0.1%

Other Insiders
                                                      -----------    -----------
                                     Total              2,193,850        60.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     % of Shares
                                                      Shares Held    Outstanding
                                                      -----------    -----------
Estimated Retail and Other                                587,950        16.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Ownership Breakdown
                              -------------------

  [The following table was represented as a pie chart in the printed material.]

Institutions             23.1%
Insiders                 60.7%
Retail & Other           16.2%
--------------------------------------------------------------------------------

(1) As of latest 13F filing available on 5/14/99.
(2) As of latest proxy statement dated December 18, 1998; Excludes options.


                          ---------------------------
                          First Union Capital Markets

================================================================================
COMPANY OVERVIEW                    Presentation to Concord Fabrics Inc.  pg. 10
================================================================================

EARNINGS GENERATING CAPACITY

o The following chart summarizes key statistics used to value Concord Fabrics Inc.:

            ----------------------------------------------------------------
                                   Concord Fabrics Inc.
                                    ($ in Thousands)
            ----------------------------------------------------------------
                                        Latest Twelve Months    Fiscal Year
                                          Reported Results        Ending
                                            as of 2/28/99       8/31/99(E)
                                        --------------------    -----------
            EBIT                                 $4.5             $4.6
            EBITDA                               $6.3             $6.4
            Net Income                           $1.8             $2.2
            Net Debt (1)                        ($3.3)           ($11.5)
            ----------------------------------------------------------------
            (1) Third party debt less cash.
            ----------------------------------------------------------------


                          ---------------------------
                          First Union Capital Markets

================================================================================
TABLE OF CONTENTS                   Presentation to Concord Fabrics Inc.  pg. 11
================================================================================

SECTION

   I      Executive Summary

  II      Company Overview

 ---------------------------------------
 III      Preliminary Valuation Analysis
 ---------------------------------------

  IV      Preliminary Transaction Timing


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 12
================================================================================

SUMMARY VALUATION

o The following are examples of various standard valuation methodologies (as applied to Concord's financial information), which may or may not be appropriate for Concord Fabrics Inc.

--------------------------------------------------------------------------------
               Concord Fabrics Inc. Preliminary Valuation Summary

 [The following table was represented as a bar chart in the printed material.]

                                                   Value Per Share
                                                   ---------------

Publicly Held Companies

Discounted Cash Flow Analysis

Earnings Impact (Dilution) Analysis            [PLOT POINTS NEEDED]

Leveraged Buyout Analysis

Premiums Paid Analysis


Price as of 5/14/99 ($4.75)
--------------------------------------------------------------------------------


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 13
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES

------------------------------------------------------------------------------------------------------------------------------------
                                                  LTM Sales        Mkt. Cap.
Company Name                                        ($MM)            ($MM)                     Description of Business
------------------------------------------------------------------------------------------------------------------------------------
Cone Mills Corp.  (NYSE: COE)                      $728.6           $152.6            Cone Mills designs, manufactures, and
                                                                                      markets apparel fabrics, including
                                                                                      denim. The company also designs and
                                                                                      distributes decorative fabrics for the
                                                                                      home furnishings industry.

Culp, Inc.  (NYSE: CFI)                             486.8             99.1            Culp is a manufacturer of upholstery
                                                                                      fabrics and mattress tickings primarily
                                                                                      for use in the furniture, bedding, and
                                                                                      industrial furnishings markets.

Dyersburg Corp.  (NYSE: DBG)                        401.0             22.5            Dyersburg is a leading manufacturer of
                                                                                      knit fleece, jersey, and stretch fabrics sold
                                                                                      principally to domestic apparel producers. The
                                                                                      company's manufacturing operations are
                                                                                      vertically integrated, beginning with
                                                                                      the conversion of fiber into yarn and
                                                                                      knitting, dyeing, and finishing the
                                                                                      fabric into a wide range of styles and
                                                                                      colors.

FAB Industries, Inc.  (AMEX: FIT)                   146.2             88.6            FAB is a manufacturer of warp and
                                                                                      circular knit fabrics, raschel laces,
                                                                                      and polyurethane coated fabrics. FAB's
                                                                                      textile fabrics are sold to a wide
                                                                                      variety of manufacturers of apparel for
                                                                                      men, women, and children, home
                                                                                      furnishings, over-the-counter fabrics,
                                                                                      industrial fabrics, upholstery fabrics
                                                                                      for residential and contact markets, and
                                                                                      health care and consumer products.

Galey & Lord, Inc.  (NYSE; GNL)                    1,062.3            48.7            Galey & Lord is a leading developer,
                                                                                      manufacturer, and marketer of high
                                                                                      quality woven cotton and cotton blended
                                                                                      fabrics. The company principally sells
                                                                                      fabrics to well-known manufacturers of
                                                                                      sportswear for use in the production of
                                                                                      pants and shorts and to manufacturers of
                                                                                      commercial uniforms.

Guilford Mills, Inc.  (NYSE: GFD)                   885.9             214.4           Guilford produces, processes, and sells
                                                                                      warp knit fabrics. The company knits
                                                                                      synthetic yarn, primarily nylon,
                                                                                      acetate, and polyester on warp knitting
                                                                                      machinery into warp knit fabrics, which
                                                                                      it then dyes and finishes.

Johnston Industries, Inc.  (NYSE: JII)              283.7             26.8            Johnston is a diversified manufacturer
                                                                                      of industrial textiles, as well as basic
                                                                                      apparel textile fabrics. The company
                                                                                      serves the automotive, coating, home
                                                                                      furnishing, bedding, and apparel markets.

Quaker Fabric Corp.  (NASDAQ: QFAB)                 252.6             83.1            Quaker designs, manufactures, and
                                                                                      markets woven upholstery fabrics for
                                                                                      residential furniture and is one of the
                                                                                      largest producers of jacquard upholstery
                                                                                      fabrics in the world.


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 14
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES
OPERATING STATISTICS

                                 ---------------------------------------------    ------------------------------
                                               Income Statement Data                     Profitability
                                 ---------------------------------------------    ------------------------------
                                                Latest Twelve Months                    Percent of Sales
                                 ---------------------------------------------    ------------------------------
Company Name                                                            Net                              Net
Latest Qtr.- FYE                    Sales      EBITDA       EBIT     Income(1)      EBITDA     EBIT     Income
-------------------------------  -----------  ---------  ---------  ----------    ----------  ------  ----------
Cone Mills Corp.                   $728.6       $39.8       $9.5        $3.9         5.5%      1.3%       0.5%
1/3/99 - Dec.

Culp, Inc.                          486.8        36.7       17.1         4.4         7.5%      3.5%       0.9%
1/31/99 - Apr.

Dyersburg Corp.                     401.0        50.6       31.3         5.2        12.6%      7.8%       1.3%
1/2/99 - Sept.

FAB Industries, Inc.                146.2         4.7       (1.2)        2.5         3.2%       NM        1.7%
2/27/99 - Nov.

Galey & Lord, Inc.(2)             1,062.3       120.1       70.6         9.1        11.3%      6.6%       0.9%
3/31/99 - Sept.

Guilford Mills, Inc.                885.9       123.5       60.5        28.9        13.9%      6.8%       3.3%
3/31/99 - Sept.

Johnston Industries, Inc.           283.7        32.7       11.1        (0.6)       11.5%      3.9%        NM
1/2/99 - Jan.

Quaker Fabric Corp.                 252.6        24.6       14.0         5.8         9.7%      5.5%       2.3%
1/2/99 - Dec.
                                 ---------------------------------------------    ------------------------------

-------------------------------------------------------------------------------------------------------------------
Mean:                              $530.9       $54.1      $26.6        $7.4         9.4%      5.1%       1.5%
Median:                             443.9        38.3       15.6         4.8        10.5%      5.5%       1.3%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Concord Fabrics Inc.                $93.0        $6.3       $4.5        $1.8         6.8%      4.8%       1.9%
2/28/99 - Aug.
-------------------------------------------------------------------------------------------------------------------

                                  -------------------------------   -------------------------------
                                             Growth                         Capitalization
                                  -------------------------------   -------------------------------
                                         2 - Year CAGR
                                  -------------------------------    Net Debt  Net Debt
Company Name                                                Net      to Total     to         Book
Latest Qtr.- FYE                   Sales       EBITDA     Income      Capital   EBITDA       Value
-------------------------------   --------   ---------   --------   ---------- ----------  --------
Cone Mills Corp.                   (1.2%)      (8.7%)        NM        48.7%    4.3x        $181.9
1/3/99 - Dec.

Culp, Inc.                         16.4%       13.1%       18.9%       52.0%    3.8x         130.2
1/31/99 - Apr.

Dyersburg Corp.                    12.0%       29.8%       37.3%       64.9%    3.9x         106.6
1/2/99 - Sept.

FAB Industries, Inc.               (1.5%)     (19.9%)     (17.3%)        NM       NM         131.5
2/27/99 - Nov.

Galey & Lord, Inc.(2)              48.1%       67.6%       29.7%       84.5%    5.5x         121.3
3/31/99 - Sept.

Guilford Mills, Inc.                3.8%        2.4%        5.2%       37.4%    1.8x         376.9
3/31/99 - Sept.

Johnston Industries, Inc.          (4.5%)       1.1%         NM        72.4%    3.9x          48.3
1/2/99 - Jan.

Quaker Fabric Corp.                12.7%        0.5%      (17.9%)      36.3%    2.9x         125.0
1/2/99 - Dec.
                                  -------------------------------   -------------------------------

---------------------------------------------------------------------------------------------------
Mean:                              10.7%       10.7%        9.3%       56.6%    3.7x        $152.7
Median:                             7.9%        1.7%       12.0%       52.0%    3.9x         127.6
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Concord Fabrics Inc.              (16.9%)      21.8%       71.3%         NM       NM         $47.2
2/28/99 - Aug.
---------------------------------------------------------------------------------------------------

(1)   Before one-time charges.
(2) Income Statement data represents proforma LTM for acquisitions (First Union Research).


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 15
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES
OPERATING STATISTICS SUMMARY

----------------------------------------
SALES
----------------------------------------
Galey & Lord, Inc.            $1,062.3
Guilford Mills, Inc.            $885.9
Cone Mills Corp.                $728.6
Culp, Inc.                      $486.8
Dyersburg Corp.                 $401.0
Johnston Industries, Inc.       $283.7
Quaker Fabric Corp.             $252.6
FAB Industries, Inc.            $146.2
----------------------------------------
Concord Fabrics Inc.             $93.0
----------------------------------------

----------------------------------------
EBITDA
----------------------------------------
Guilford Mills, Inc.            $123.5
Galey & Lord, Inc.              $120.1
Dyersburg Corp.                  $50.6
Cone Mills Corp.                 $39.8
Culp, Inc.                       $36.7
Johnston Industries, Inc.        $32.7
Quaker Fabric Corp.              $24.6
----------------------------------------
Concord Fabrics Inc.              $6.3
----------------------------------------
FAB Industries, Inc.              $4.7

----------------------------------------
EBIT
----------------------------------------
Galey & Lord, Inc.               $70.6
Guilford Mills, Inc.             $60.5
Dyersburg Corp.                  $31.3
Culp, Inc.                       $17.1
Quaker Fabric Corp.              $14.0
Johnston Industries, Inc.        $11.1
Cone Mills Corp.                  $9.5
----------------------------------------
Concord Fabrics Inc.              $4.5
----------------------------------------
FAB Industries, Inc.             ($1.2)

----------------------------------------
NET INCOME
----------------------------------------
Guilford Mills, Inc.             $28.9
Galey & Lord, Inc.                $9.1
Quaker Fabric Corp.               $5.8
Dyersburg Corp.                   $5.2
Culp, Inc.                        $4.4
Cone Mills Corp.                  $3.9
FAB Industries, Inc.              $2.5
----------------------------------------
Concord Fabrics Inc.              $1.8
----------------------------------------
Johnston Industries, Inc.        ($0.6)

----------------------------------------
2-YEAR SALES GROWTH
----------------------------------------
Galey & Lord, Inc.                48.1%
Culp, Inc.                        16.4%
Quaker Fabric Corp.               12.7%
Dyersburg Corp.                   12.0%
----------------------------------------
Mean                               7.7%
----------------------------------------
Guilford Mills, Inc.               3.8%
Cone Mills Corp.                  (1.2%)
FAB Industries, Inc.              (1.5%)
Johnston Industries, Inc.         (4.5%)
----------------------------------------
Concord Fabrics Inc.             (16.9%)
----------------------------------------

----------------------------------------
EBITDA MARGIN
----------------------------------------
Guilford Mills, Inc.              13.9%
Dyersburg Corp.                   12.6%
Johnston Industries, Inc.         11.5%
Galey & Lord, Inc.                11.3%
Quaker Fabric Corp.                9.7%
----------------------------------------
Mean                               9.1%
----------------------------------------
Culp, Inc.                         7.5%
----------------------------------------
Concord Fabrics Inc.               6.8%
----------------------------------------
Cone Mills Corp.                   5.5%
FAB Industries, Inc.               3.2%

----------------------------------------
EBIT MARGIN
----------------------------------------
Dyersburg Corp.                    7.8%
Guilford Mills, Inc.               6.8%
Galey & Lord, Inc.                 6.6%
Quaker Fabric Corp.                5.5%
----------------------------------------
Mean                               5.0%
----------------------------------------
Concord Fabrics Inc.               4.8%
----------------------------------------
Johnston Industries, Inc.          3.9%
Culp, Inc.                         3.5%
Cone Mills Corp.                   1.3%
FAB Industries, Inc.                NM

----------------------------------------
NET MARGIN
----------------------------------------
Guilford Mills, Inc.               3.3%
Quaker Fabric Corp.                2.3%
----------------------------------------
Concord Fabrics Inc.               1.9%
----------------------------------------
FAB Industries, Inc.               1.7%
----------------------------------------
Mean                               1.6%
----------------------------------------
Dyersburg Corp.                    1.3%
Galey & Lord, Inc.                 0.9%
Culp, Inc.                         0.9%
Cone Mills Corp.                   0.5%
Johnston Industries, Inc.           NM


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 16
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES
VALUATION STATISTICS

                                           ----------------------------------------------------------
                                                                     Market Data
                                           ----------------------------------------------------------

                                                 5/14/99            Shares                  Adjusted
Company Name                                      Price              Out.         Market     Market
Latest Qtr. - FYE             Ticker          52-Week Range         (mils.)       Value      Value(1)
----------------------------- ------       -------------------   -------------  ---------- ----------
Cone Mills Corp.               COE                $6.00              25.43        $152.6      $325.1
1/3/99 - Dec.                              $3.81  -   $10.13

Culp, Inc.                     CFI                7.63               13.00          99.1       240.3
1/31/99 - Apr.                             5.13   -   19.00

Dyersburg Corp.                DBG                1.69               13.34          22.5       219.4
1/2/99 - Sept.                             1.31   -   8.06

FAB Industries, Inc.           FIT                15.88               5.58          88.6        36.7
2/27/99 - Nov.                             13.63  -   32.50

Galey & Lord, Inc.(3)          GNL                4.13               11.81          48.7       708.2
3/31/99 - Sept.                            3.50   -   25.56

Guilford Mills, Inc.           GFD                9.31               23.02         214.4       439.4
3/31/99 - Sept.                            8.13   -   27.50

Johnston Industries, Inc.      JII                2.50               10.72          26.8       153.6
1/2/99 - Jan.                              1.44   -   5.75

Quaker Fabric Corp.            QFAB               5.31               15.65          83.1       154.3
1/2/99 - Dec.                              3.50   -   19.42
                                           ----------------------------------------------------------





------------------------------------------------------------------------------------------------------
Concord Fabrics Inc.           CIS                $4.75                3.6         $17.2       $13.9
2/28/99-Aug.                               $4.00  -   $10.00
------------------------------------------------------------------------------------------------------

                             ---------------------    --------------------------------------------------------------------
                                  EPS Data                                         Valuation Data
                             ---------------------    --------------------------------------------------------------------
                                                                                          Latest Twelve Months
                                                         P/E Multiples                    --------------------
Company Name                                           ------------------       AMV/        AMV/         AMV/         MV/
Latest Qtr. - FYE             LTM       1999(E)(2)      LTM    1999(E)(2)      Sales       EBITDA        EBIT         BV
---------------------------  -------  ------------     -----  -----------    ----------  ----------  ------------  -------
Cone Mills Corp.              0.08         0.37           NM     16.2x          0.4x         8.2x          NM         0.8x
1/3/99 - Dec.

Culp, Inc.                    0.33         0.79        23.1x      9.7x          0.5x         6.5x       14.0x         0.8x
1/31/99 - Apr.

Dyersburg Corp.               0.34        (0.34)        5.0x        NM          0.5x         4.3x        7.0x         0.2x
1/2/99 - Sept.

FAB Industries, Inc.          0.43           NA        36.9x        NA          0.3x         7.9x          NM         0.7x
2/27/99 - Nov.

Galey & Lord, Inc.(3)         0.74        (0.11)        5.6x        NM          0.7x         5.9x       10.0x         0.4x
3/31/99 - Sept.

Guilford Mills, Inc.          1.17         1.20         8.0x      7.8x          0.5x         3.6x        7.3x         0.6x
3/31/99 - Sept.

Johnston Industries, Inc.    (0.06)        0.20           NM     12.5x          0.5x         4.7x       13.8x         0.6x
1/2/99 - Jan.

Quaker Fabric Corp.           0.40         0.27        13.3x     19.7x          0.6x         6.3x       11.0x         0.7x
1/2/99 - Dec.
                             ---------------------    --------------------------------------------------------------------
                                        ----------------------------------------------------------------------------------
                                        Mean:          15.3x     13.2x          0.5x         5.9x       10.5x         0.6x
                                        Median:        10.6x     12.5x          0.5x         6.1x       10.5x         0.6x
                                        ----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Concord Fabrics Inc.          0.47         0.65        10.1x      7.3x          0.1x         2.2x        3.1x         0.4x
2/28/99-Aug.
--------------------------------------------------------------------------------------------------------------------------

(1)   Market value of equity plus net debt.
(2) Estimates obtained from the First Call Network as of May 14, 1999. 1999 estimates are calendarized to December year end.
(3) Income Statement data represents proforma LTM for acquisitions (First Union Research).


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 17
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES
VALUATION SUMMARY

                    ($ in Thousands except per share figures)

                     Concord Fabrics Inc.     Median                       Debt-                       Discount for       Adjusted
Valuation Measure          (LTM)(1)       x  Multiple  =  Gross Value  -  Cash (1)  =  Equity Value -   Size (15%)   =  Equity Value
-------------------- --------------------    --------     -----------     --------     ------------    ------------     ------------
AMV / EBIT                 $4,451              10.5        $46,858        ($3,251)        $50,109          $7,516          $42,593
AMV / EBITDA                6,309               6.1         38,381         (3,251)         41,632           6,245           35,387
LTM P/E Multiple            1,759              10.6         18,681             --          18,681           2,802           15,879
1999(E) P/E Multiple        2,295              12.5         28,681             --          28,681           4,302           24,379
MV / BV                    47,219               0.6         29,131             --          29,131           4,370           24,762

Implied Equity Value Range                                                                           $24,379    -   $35,387

                                                                                                     ----------------------
Implied Equity Value Range Per Share(2)                                                               $6.73     -    $9.78
                                                                                                     ----------------------

(1) Latest Twelve Months reported results as of 2/28/99. 1999(E) net income is for calendar year and was supplied by management.
(2)   Diluted shares outstanding.


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 18
================================================================================

PRECEDENT MERGERS AND ACQUISTIONS

-------------------------------------------------------------------------------------------------------------------------------
                          Target/                             Adj. Market Value
Date Closed                 Acquiror                               ($MM)              Description of Acquired Companies
-------------------------------------------------------------------------------------------------------------------------------
October 14, 1998          The Bibb Company                        $251.0            Bibb is a manufacturer and marketer of
                            Dan River, Inc.                                         sheets, pillowcases, and other bedding
                                                                                    accessories used in the home, hotels,
                                                                                    hospitals, and segments serving the
                                                                                    hospitality market. The company
                                                                                    manufactures specially treated and
                                                                                    engineered textile products.

1998                      Target                                    79.6            Private company transaction by BHC.
                            Acquiror

January 29, 1998          Dominion Textile - Apparel               464.5            Dominion is a leading international
                            Galey & Lord, Inc.                                      producer and marketer of textile related
                                                                                    products in the apparel fabrics market.

December 1, 1997          Elastic Corp. of America                  82.1            Elastic Corp. is a manufacturer of woven
                            Worldtex, Inc.                                          and knitted narrow elastic fabrics
                                                                                    supplying the apparel industry.

August 27, 1997           WestPoint Stevens - Alamac Div.          178.5            Alamac manufactures and sells knitted
                            Dyersburg Corp.                                         fabrics primarily to manufacturers of
                                                                                    men's, women's, and children's apparel.

February 3, 1997          New Cherokee Corp.                        70.0            New Cherokee is a manufacturer and
                            Dan River, Inc.                                         supplier of men's and women's yarn-dyed
                                                                                    fabrics to shirting manufacturers and of
                                                                                    sportswear fabrics to the converting
                                                                                    trade.

August 1, 1996            Perfect Fit                               45.4            Perfect Fit is a home comfort products
                            PFI Acquisition Corp.                                   subsidiary of Foamex International, Inc.
                                                                                    that manufactures bedroom furnishings
                                                                                    and draperies.

April 29, 1996            Graniteville Company                     255.0            Graniteville manufactures, dyes, and
                            Avondale, Inc.                                          finishes cotton, synthetic, and blended
                                                                                    (cotton and polyester) apparel fabrics.
                                                                                    Products are used for utility wear,
                                                                                    sportswear, casual wear, and outerwear.

March 29, 1996            Jupiter National, Inc.                   113.8            Jupiter is a manufacturer of cotton and
                            Johnston Industries, Inc.                               polyester textiles for the home
                                                                                    furnishings and industrial products
                                                                                    markets. The company also holds a
                                                                                    portfolio of venture capital
                                                                                    investments.

January 17, 1996          Hofmann Laces, Ltd.                      128.7            Hofmann Laces produces warp knitted
                            Guilford Mills, Inc.                                    fabrics, including lace and
                                                                                    plain-stretch fabrics, curtains, shower
                                                                                    curtains, and knitted bedding products.


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 19
================================================================================

PRECEDENT MERGERS AND ACQUISTIONS

o BHC reviewed the merger and acquisition transactions listed on the previous page and other transactions in the broader textile industry.

o There are no precedent merger and acquisition transactions where the nature of the target's business closely resembles that of Concord's.

o BHC has determined that the transactions reviewed do not provide relevant guidance as to how Concord Fabrics Inc. would be viewed by potential acquirors. As such, we did not utilize this methodology as a valuation measure for Concord.


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS      Presentation to Concord Fabrics Inc.  pg. 20
================================================================================

DISCOUNTED CASH FLOW ANALYSIS
ASSUMPTIONS

o The following assumptions for Concord Fabrics Inc. were used to value the company based on a five-year discounted cash flow analysis:

      o Revenues are expected to grow slightly as a result of increased sales at Concord House Division.

      o EBITDA margin of 7.2% in 1999, increasing slightly due to improved margin contribution from the Concord House Division.

      o Capital expenditures and depreciation are expected to be approximately $1.8 million.

      o     Base year is estimated to be the fiscal year ending 8/31/99.

      o 179,000 shares of common stock authorized to be repurchased are assumed to be repurchased equally in Years 2000 and 2001 at a Price to Forward Earnings multiple of 7.3x.

      o Chino, California facility is assumed to be sold in 2000 for $3.0 million (for a gain of $1.4 million).


                          ---------------------------
                          First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS    Presentation to Concord Fabrics Inc.    pg. 21
================================================================================

DISCOUNTED CASH FLOW ANALYSIS
FINANCIAL SUMMARY

o Projections used in the discounted cash flow analysis were provided by management and are as follows:

INCOME STATEMENT:                                                     HISTORICAL
                                          -----------------------------------------------------------------
                                             1995          1996          1997          1998         1999(E)
                                          -----------------------------------------------------------------
Net Sales                                  $180,153      $146,561      $108,820      $101,297       $87,847
     Cost of Goods Sold                     141,959       107,001        74,579        68,780        59,421
                                          -----------------------------------------------------------------
Gross Profit                                 38,194        39,560        34,242        32,517        28,425
     SG & A                                  36,770        34,221        25,957        24,592        22,057
                                          -----------------------------------------------------------------
EBITDA                                        1,424         5,339         8,284         7,925         6,368
     Depreciation & Amortization              1,991         1,813         1,724         1,865         1,800
                                          -----------------------------------------------------------------
EBIT                                           (567)        3,526         6,560         6,060         4,568
     Gain on Sale of Chino Facility               0             0             0             0             0
                                          -----------------------------------------------------------------
Earnings Before Taxes                          (567)        3,526         6,560         6,060         4,568
     Provision for Taxes(1)                    (227)        1,597         2,526         2,679         1,930
                                          -----------------------------------------------------------------

UNLEVERED NET INCOME                          ($340)       $1,928        $4,035        $3,381        $2,638
                                          =================================================================

Plus: Depreciation & Amortization            $1,991        $1,813        $1,724        $1,865        $1,800
Less: Capital Expenditures                    4,113         1,696           942         3,412         1,800
Less: Incremental Working Capital Needs      19,094        (6,911)       (7,463)         (611)       (5,104)
                                          -----------------------------------------------------------------

UNLEVERED FREE CASH FLOW                   ($21,556)       $8,956       $12,279        $2,446        $7,742
                                          =================================================================

-----------------------------------------------------------------------------------------------------------
OPERATING ASSUMPTIONS:
Net Sales Growth                               -8.9%        -18.6%        -25.8%         -6.9%        -13.3%
Gross Profit as % of Sales                     21.2%         27.0%         31.5%         32.1%         32.4%
SG & A Expenses as % of Sales                  20.4%         23.3%         23.9%         24.3%         25.1%
-----------------------------------------------------------------------------------------------------------

INCOME STATEMENT:                                                   PROJECTED
                                           ----------------------------------------------------------
                                            2000         2001         2002         2003         2004
                                           ----------------------------------------------------------
Net Sales                                  $89,002      $90,588      $92,650      $94,815      $97,088
     Cost of Goods Sold                     60,083       61,016       62,245       63,531       64,877
                                           -----------------------------------------------------------
Gross Profit                                28,918       29,572       30,405       31,284       32,211
     SG & A                                 22,366       22,826       23,424       24,052       24,711
                                           -----------------------------------------------------------
EBITDA                                       6,552        6,746        6,981        7,232        7,500
     Depreciation & Amortization             1,800        1,800        1,800        1,800        1,800
                                           -----------------------------------------------------------
EBIT                                         4,752        4,946        5,181        5,432        5,700
     Gain on Sale of Chino Facility          1,373            0            0            0            0
                                           -----------------------------------------------------------
Earnings Before Taxes                        6,125        4,946        5,181        5,432        5,700
     Provision for Taxes(1)                  2,450        1,978        2,072        2,173        2,280
                                           -----------------------------------------------------------

UNLEVERED NET INCOME                        $3,675       $2,967       $3,108       $3,259       $3,420
                                           ===========================================================

Plus: Depreciation & Amortization           $1,800       $1,800       $1,800       $1,800       $1,800
Less: Capital Expenditures                   1,800        1,800        1,800        1,800        1,800
Less: Incremental Working Capital Needs        300          416          543          569          597
                                           -----------------------------------------------------------

UNLEVERED FREE CASH FLOW                    $3,375       $2,552       $2,566       $2,690       $2,823
                                           ===========================================================

------------------------------------------------------------------------------------------------------
OPERATING ASSUMPTIONS:
Net Sales Growth                               1.3%         1.8%         2.3%         2.3%         2.4%
Gross Profit as % of Sales                    32.5%        32.6%        32.8%        33.0%        33.2%
SG & A Expenses as % of Sales                 25.1%        25.2%        25.3%        25.4%        25.5%
------------------------------------------------------------------------------------------------------

(1) Utilizes historical tax rate for the historical years, a 42.25% rate for 1999(E) and a 40.00% rate for the projected years.


                         -------------------------------
                           First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS    Presentation to Concord Fabrics Inc.    pg. 22
================================================================================

DISCOUNTED CASH FLOW ANALYSIS VALUATION SUMMARY

o Yields an implied adjusted market value of $26.1 million, which equates to $10.38 per share.

         ----------------------------------------------------------------
         Discount Rate =                                           11.50%
         Growth Rate of Unlevered Free Cash Flow after 2004 =       1.00%
         Unlevered Free Cash Flow Grown Into Perpetuity =         $2,823
         ----------------------------------------------------------------

         NPV of Free Cash Flows in Years 1-5                     $10,309
         NPV of Free Cash Flows after Year 5                      15,756
                                                                 -------

         Adjusted Market Value                                    26,065
               Less: 1999(E) Existing Debt                       (14,300)
               Plus: 1999(E) Cash & Marketable Securities         25,822
                                                                 -------

         Implied Equity Value                                    $37,587

                                                                 -------
         Implied Per Share Value                                  $10.38
                                                                 -------

 o Assumptions of different discount rates and/or terminal growth rates provide a range of values.

                                    Cash Flow Growth Rate After 2004
                               -------------------------------------------------
                                   -1.0%     0.0%      1.0%      2.0%      3.0%
                               -------------------------------------------------
                        10.5%     $10.18    $10.61    $11.13    $11.78    $12.60
                                          ------------------------------
         Weighted       11.0%       9.88     10.27     10.74     11.31     12.02
         Average                                     ---------
         Cost of        11.5%       9.61      9.97     10.38     10.89     11.51
         Capital                                     ---------
                        12.0%       9.37      9.68     10.06     10.51     11.06
                                          ------------------------------
                        12.5%       9.14      9.43      9.76     10.17     10.66


                         -------------------------------
                           First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS    Presentation to Concord Fabrics Inc.    pg. 23
================================================================================

EARNINGS IMPACT ANALYSIS

--------------------------------------------------------------------------------
                                  Assumptions
--------------------------------------------------------------------------------

Purchase Price Per Share                                                 $10.61
Implied Adjusted Market Value / 1999(E) EBITDA                              4.5x
% Debt                                                                      100%
Interest Rate on Debt                                                       7.5%
New Goodwill Created                                                          0
2000(E) Earnings Per Share (1)                                            $0.76

--------------------------------------------------------------------------------
                 Accretion (Dilution) At Various Purchase Prices
--------------------------------------------------------------------------------

                                           Purchase Price
                       ---------------------------------------------------------
                         $10.00     $10.25     $10.61      $10.75      $11.00
                       ---------------------------------------------------------
              7.00%       14.1%      10.8%       3.7%       (0.9%)      (9.0%)
              7.25%       12.4%       9.0%       1.9%       (2.8%)     (11.0%)
                                             ----------
Rate          7.50%       10.7%       7.2%       0.0%       (4.7%)     (12.9%)
                                             ----------
              7.75%        9.0%       5.4%      (1.8%)      (6.6%)     (14.9%)
              8.00%        7.3%       3.6%      (3.7%)      (8.5%)     (16.8%)

                                                       2000(E)
                                            ------------------------------
                                               Pre-               Post-
                                               Deal               Deal
                                            ------------------------------
Sales                                        $89,002            $89,002
EBITDA                                         6,526              6,526
Depreciation & Amortization                    1,800                579
EBIT                                           4,726              5,947
Interest Expense                               1,331              2,503
Tax Provision                                  1,792                773
Net Income                                     2,689              2,757

Net Income Per Share(2)                        $0.76              $0.76

--------------------------------------------------------------------------------
                            Purchase Price Per Share

                                [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

(1)   Does not include Chino gain of $1.4 million.

(2) Pre-Deal utilizes Diluted shares adjusted for share repurchase. Post-Deal utilizes Diluted shares (treasury stock method) assuming no share repurchase.

 o Based on fiscal year 2000 earnings, the above figure represents the maximum amount an acquiror could pay assuming an all cash purchase with zero dilution to earnings.


                         -------------------------------
                           First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS    Presentation to Concord Fabrics Inc.    pg. 24
================================================================================

LEVERAGED BUYOUT ANALYSIS

-------------------------------------------------------------------------------------------------
             Uses                                Sources                  % Total   5 Year Return
-------------------------------------------------------------------------------------------------
Purchase of Shares(1)   $32,262   Excess Cash / Investments(2)  $23,822    47.8%
Fees and Expenses         3,317   Revolver                       19,057    38.2%          7.5%
Debt Paydown(2)          14,300   New Equity                      7,000    14.0%         30.0%
                        -------                                 -------   -----
                        $49,879                                 $49,879   100.0%
                        =======                                 =======   =====

--------------------------------------------------------------------------------
                                  Assumptions
--------------------------------------------------------------------------------

                     Purchase Price Per Share     $8.65

                     5 Year Exit Multiple          4.0x

--------------------------------------------------------------------------------
                  Common Equity Returns - Sensitivity Analysis
--------------------------------------------------------------------------------

                                  Exit Multiple
                     -------------------------------------
                      3.0x    3.5x    4.0x    4.5x    5.0x
                     -------------------------------------

                     21.1%   25.9%   30.0%   33.7%   37.0%

(1) Dilute shares outstanding adjusted using the treasury stock method at the buyout price per share.

(2)   Management assumptions for 8/31/99.


                         -------------------------------
                           First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS    Presentation to Concord Fabrics Inc.    pg. 25
================================================================================

PREMIUMS PAID ANALYSIS

--------------------------------------------------------------------------------
                             Premiums Paid Analysis
--------------------------------------------------------------------------------

                                                             Median Premium Paid
Transaction Size                                               1997 - YTD 1999
--------------------------------------------------           -------------------
$25.0MM - $50.0MM                                                    44.3%

$50.0MM - $100.0MM                                                   35.5%

Implied Concord Fabrics Inc. Per Share Value At:

              Current Price ($4.75)

                  $25 - $50MM                                       $6.85

                  $50 -$100MM                                       $6.44

Source: Securities Data Company as of 5/7/99
--------------------------------------------------------------------------------


                         -------------------------------
                           First Union Capital Markets

================================================================================
PRELIMINARY VALUATION ANALYSIS    Presentation to Concord Fabrics Inc.    pg. 26
================================================================================

IMPLIED TRADING VALUATION BASED ON CLASS A STOCK PRICE

---------------------------------------------------------------------------------------------------------
                                               ($ in Millions, except per share data)
                          -------------------------------------------------------------------------------
                                     30-Day    60-Day    90-Day   180-Day  One Year  Two Year  Three Year
                          5/14/99   Average   Average   Average   Average   Average   Average   Average
                          -------------------------------------------------------------------------------
Stock Price                $4.75     $4.70     $4.94     $5.30     $5.80     $6.86     $7.52     $7.12

Implied Equity Value(1)    $17.3     $17.1     $18.0     $19.3     $21.1     $25.0     $27.4     $25.9

Net Debt (2)               ($3.3)    ($3.3)    ($3.3)    ($3.3)    ($3.3)    ($3.3)    ($3.3)    ($3.3)

Implied AMV                $14.0     $13.8     $14.7     $16.0     $17.8     $21.7     $24.1     $22.6

AMV /EBITDA                 2.2x      2.2x      2.3x      2.5x      2.8x      3.4x      3.8x      3.6x
---------------------------------------------------------------------------------------------------------

(1)   Diluted shares outstanding.
(2)   Latest Twelve Months reported results as of 2/28/99.

--------------------------------------------------------------------------------
   [The following table was depicted as a bar chart in the printed material.]

Stock Price                $4.75     $4.70     $4.94     $5.30     $5.80     $6.86     $7.52     $7.12

                          5/14/99   Average   Average   Average   Average   Average   Average   Average
                                     30-Day    60-Day    90-Day   180-Day  One Year  Two Year  Three Year

                                                             Period

--------------------------------------------------------------------------------

                         -------------------------------
                           First Union Capital Markets

================================================================================
TABLE OF CONTENTS          Presentation to Concord Fabrics Inc.           pg. 27
================================================================================

SECTION

  I                 Executive Summary

 II                 Company Overview

III                 Preliminary Valuation Analysis

--------------------------------------------------
 IV                 Preliminary Transaction Timing
--------------------------------------------------



                         -------------------------------
                           First Union Capital Markets

================================================================================
PRELIMINARY TRANSACTION TIMING     Presentation to Concord Fabrics Inc.   pg. 28
================================================================================

TIMING UNDER VARIOUS STRUCTURAL SCENARIOS

Transaction Step                                                               Tender/Short-Form Merger               Merger
----------------                                                               ------------------------               ------
Raise proposal with Board of Directors                                         Week 1                                 Week 1

[Discuss proposal with large institutional shareholders]                       Week 1                                 Week 1

     Execute confidentiality agreements with institutions

Board forms a special committee                                                Week 1                                 Week 1

Special committee retains financial/legal advisors                             Week 1                                 Week 1


Due diligence by special committee's financial/legal advisors                  Weeks 2 - 5                            Weeks 2 - 5

Special committee decides how to proceed                                       Weeks 2 - 5                            Weeks 2 - 5

Begin 14D-1 preparations                                                       Weeks 2 - 5                            N/A

Begin 13E-3 preparations                                                       Weeks 2 - 5                            Weeks 2 - 5


Management group enters into definitive agreement with Company                 N/A                                    Week 6

Special committee completes 14D-9                                              Week 6                                 N/A

Contribute shares to Delaware takeover vehicle                                 Week 6                                 Week 6

Press release announces transaction                             Week 6                                   Week 6

Tender offer commenced                                                         Week 6                                 N/A


Prepare proxy statement                                                        N/A                                    Weeks 7 - 10

File proxy statements with SEC                                                 N/A                                    Week 11


Receive and respond to SEC comments                                            N/A                                    Weeks 15 - 16

Mail proxy to stockholders                                                     N/A                                    Weeks 15 - 16


Special stockholders meeting to approve transaction             N/A                                      Week 20

Close transaction                                               Week 10                                  Week 20


                         -------------------------------
                           First Union Capital Markets